UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2017, the Board of Directors (the “Board”) of Banc of California, Inc. (the “Company”) appointed Douglas Bowers, age 59, as (i) the Company’s President and Chief Executive Officer effective May 8, 2017 (the “Effective Date”) and (ii) as a Class II director of the Board. In his capacity as a director, he has been named to the Enterprise Risk Committee and the Community Development Committee of the Board. Mr. Bowers has also been appointed as President and Chief Executive Officer of the Company’s subsidiary, Banc of California, N.A. (the “Bank”), and as a member of its board of directors. A copy of a press release announcing Mr. Bowers as the Company’s President and CEO and as a director of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Bowers is a veteran banking executive with over 35 years of banking experience, including his most recent role as Chief Executive Officer of Square 1 Bank from 2011 until its sale to PacWest Bancorp in 2015. Previously he held roles at Lone Star/ Hudson Advisors, a leading private equity firm, and at Bank of America, where he spent nearly thirty years leading divisions including Commercial Banking, Corporate Banking, Leasing and Specialized Products.

In connection with his appointment, Mr. Bowers, the Company and the Bank entered into an Employment Agreement dated April 24, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Bowers will receive an initial annual base salary of $700,000. In addition, Mr. Bowers will be eligible to receive an annual bonus with an annual target bonus opportunity equal to 100% of the rate of annual base salary in effect. The actual annual bonus earned may be between 0% and 150% of the target bonus, depending on the level of achievement of applicable goals. For fiscal year 2017, the annual bonus will be prorated but no less than $425,000.

Pursuant to the Employment Agreement, Mr. Bowers will be granted 70,000 restricted stock units under the Company’s 2013 Omnibus Stock Incentive Plan, 35,000 of which will be subject solely to service-based vesting conditions (the “Time-Based Award”) and 35,000 of which will be subject to performance-based and service-based vesting conditions (the “Performance-Based Award”). Subject to Mr. Bowers’ continued employment, one-third (1/3) of the Time-Based Award will vest on each anniversary of the Effective Date and (ii) the Performance-Based Award will vest on the last day of a three-year performance period ending December 31, 2019, if and to the extent applicable performance-based vesting conditions are achieved.

In the event of the termination of Mr. Bowers’ employment for any reason, he will be entitled to any accrued payments and benefits.

In addition, in the event that, during the term of the Employment Agreement, the Company and the Bank terminate Mr. Bowers’ employment without “cause” or Mr. Bowers resigns with “good reason”, as such terms are defined in the Employment Agreement, then, subject to certain conditions, Mr. Bowers will be entitled to: (i) severance pay in the sum of (A) 100% of his annual base salary then in effect and (B) 50% of his target annual bonus opportunity then in effect; and (ii) for 12 months, monthly payments equal to Mr. Bowers’ monthly COBRA premiums minus the amount he paid for his monthly health-care premiums prior to the date of termination; provided that if the termination occurs within the two-year period following a change of control, in lieu of the above severance amounts Mr. Bowers would be entitled to severance pay equal to 200% of his annual base salary and target annual bonus opportunity and the monthly payments equal to Mr. Bowers’ monthly COBRA premiums minus the amount he paid for his monthly health-care premiums prior to the date of termination would continue for 24 months. In addition, if such termination occurs during the two-year period following a change of control, or if Mr. Bowers’ employment is terminated due to death or “disability”, as defined in the Employment Agreement, Mr. Bowers’ outstanding equity-based awards will vest and become free of restrictions immediately (with any performance-based equity awards vesting at “target” performance levels, unless the applicable performance goals are determinable as of the date of termination and actual performance exceeds “target” performance levels, in which case the performance-based awards will vest based on the actual level of achievement determined as of the date of termination).

Finally, in the event that any of Mr. Bowers’ payments or benefits under the Employment Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code (the “Excise Taxes”), such payments or benefits would be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits would be subject to the Excise Taxes, whichever is more favorable on an after tax basis to Mr. Bowers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Bowers is also expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.

Mr. Bowers has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Hugh F. Boyle, who has served as Interim CEO since January 23, 2017, will step down from that role effective May 8, 2017, but will continue with the Company in his capacity as Chief Risk Officer. J. Francisco A. Turner, who has served as Interim President since January 23, 2017, will step down from that role effective May 8, 2017, but will continue with the Company in his capacity as Chief Strategy Officer and Interim Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 24, 2017, by and between Banc of California, Inc. and Doug Bowers

99.1	Press Release, dated as of April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: April 27, 2017	By:	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 24, 2017, by and between Banc of California, Inc. and Doug Bowers

99.1	Press Release, dated as of April 27, 2017